SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):July 1, 1999



                                 Cox Radio, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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         (State or other jurisdiction of incorporation or organization)




           1-12187                                58-1620022
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    (Commission File Number)         (I.R.S. Employer Identification Number)


        1400 Lake Hearn Drive
        Atlanta, Georgia                                  30319
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  (Address of principal executive offices)              (Zip Code)


                                 (404) 843-5000
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              (Registrant's telephone number, including area code)

Item 5.   Other Events.

     On August 18, 1999, the Board of Directors of Cox Radio, Inc. (i) increased the number of directors from seven to eight and (ii) elected Marc W. Morgan to fill the vacancy in accordance with Cox Radio's bylaws, and consistent with the previously announced management changes described below.

     On July 7, 1999, Cox Radio, Inc issued the following press release:


              COX RADIO ANNOUNCES CHANGES IN MANAGEMENT STRUCTURE; MORGAN APPOINTED Co-COO; REIS TO OVERSEE TAMPA AND ORLANDO

     Cox Radio, Inc. today announced changes in its senior management structure. The announcement was made by Robert F. Neil, President and CEO of Cox Radio.


     Marc W. Morgan, currently Senior Group VP, will become VP/Co-COO of Cox Radio effective July 1. He joins current Cox COO, Dick Ferguson, with both reporting to Neil, who commented, "With the additional stations we have acquired in our recent purchases and swaps, our new Atlanta area FM, the growth of Cox Syndication and the growth of our Internet initiatives with Cox Interactive Media, this structure makes sense to provide the depth we need to continue to grow. With Dick and Marc, we have the two best operating people in America at the head of Cox Radio." Morgan will continue to oversee the Atlanta and Tulsa markets, Cox Radio Syndication, play a larger role in station acquisitions and investor relations and will join the Cox Radio Board of Directors. Morgan and Ferguson will also manage Cox Radio's relationship with Cox Interactive Media, the company's provider of station web sites and partner in the Internet.

     Commenting on the change, Ferguson stated, "Adding the Co-COO stripes and joining the Cox Radio Board formally acknowledges the significant contributions Marc has made to the growth of Cox Radio. More importantly, it further positions the company to implement its strategy of growth, both through additional acquisitions and internal growth."

     Morgan stated, "I'm very gratified and excited to continue to play a role in the operation of this company. I look forward to working with Bob and Dick and helping them make the many projects we have on our plate successful."

     Rich Reis, Group Vice President, will now also oversee Cox Radio's Tampa cluster, as well as its Orlando cluster. With its recent acquisitions, Cox owns six FM stations and one AM station in the Tampa Bay area. Neil added, "Tampa and Orlando are so close together, this move just makes sense. Rich will be able to work on synergies between Cox's Orlando cluster of seven stations and the new group of seven stations in Tampa."

     Reis commented, "With our new stations in Tampa, we have the opportunity to make this cluster one of the strongest in our group. I'm looking forward to working with the management team there to get that done."

     Neil continued, "Cox Radio is committed to growing the Company. Our strong belief is that operational excellence delivers value to our shareholders. These managers have proven their ability, and along with the rest of our management team and the hard work of the people of Cox Radio, we will continue working to improve our operational and financial performance and the close ties Cox Radio stations have with the communities we serve."

     Cox Radio is the fifth largest radio company in the United States based on net revenues. Pending the close of all announced transactions, Cox Radio will own, operate, or provide sales and marketing services for 58 stations (44 FM and 14 AM) clustered in 12 markets. Cox Radio, Inc. shares are traded on the New York Stock Exchange under the symbol: CXR.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COX RADIO, INC.


         Dated: August 26, 1999              By:  /s/ Andrew A. Merdek
                                                  -------------------
                                                  Andrew A. Merdek
                                                  Secretary